UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2010
DEMANDTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33634	94-3344761

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Franklin Parkway, Building 910
San Mateo, CA 94403
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 645-7100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
          The following proposals were submitted to the stockholders at the 2010 Annual Meeting of Stockholders held on August 4, 2010:
1.	The election of three directors to serve until our 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	The ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2011.
          For more information about the foregoing proposals, see our proxy statement dated June 25, 2010. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:
     Board of Director Election Results
          The following nominees received the highest number of “FOR” votes and, as a result, were elected to serve as directors for a term that will continue until the 2013 Annual Meeting or until their respective successors have been duly elected and qualified.

			Broker
Director Name	Votes For	Votes Withheld	Non-Votes
Ronald E.F. Codd	22,009,110	216,375	5,433,700
Daniel R. Fishback	22,009,110	216,375	5,433,700
Charles J. Robel	21,981,311	244,174	5,433,700

The following directors, in addition to Messrs. Codd, Fishback and Robel, will continue to serve as members of our Board of Directors until the expiration of their respective terms or until their respective successors have been duly elected and qualified: Ronald R. Baker, Linda Fayne Levinson, Victor L. Lund and Joshua W.R. Pickus.

Ratification of Ernst & Young LLP as our independent registered public accounting firm

Our stockholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2011.

			Broker
Votes For	Votes Against	Abstain	Non-Votes
27,521,715	135,563	1,907	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDTEC, INC.
DATE: August 4, 2010
	By:	/s/ Mark A. Culhane
Mark A. Culhane
Executive Vice President and Chief Financial Officer